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                                                                   EXHIBIT 10.25



                              CONSULTANT AGREEMENT

        THIS AGREEMENT is made effective on November 20, 1999 between HYPERBARIC SYSTEMS, whose address is 1127 Harker Avenue, Palo Alto, CA 94301, incorporated under the laws of the State of California, hereinafter called "COMPANY", and Dr. Larry McCleary, whose address is 1795 Foothills Drive South, Golden, CO 80401 hereinafter called "CONSULTANT".

                                   WITNESSETH:

               1. PURPOSE OF AGREEMENT. HYPERBARIC SYSTEMS is a duly established California corporation engaged in the business of designing, manufacturing and marketing products for the medical, food and semiconductor industries, and CONSULTANT represents that he has expertise in the area of medicine and business contacts. This agreement between COMPANY and CONSULTANT is entered into for the purpose of defining the relationship, responsibilities, and agreement between COMPANY and CONSULTANT.

               2. CONSULTANT: COMPANY hereby appoints Dr. Larry McCleary to provide medical market due diligence and business consulting services to COMPANY.

               3. CONSULTANT DUTIES AND RESPONSIBILITIES: CONSULTANT shall be engaged as a Consultant with the following tasks:

                      a. Assist in providing due diligence and market information in possible uses of the Technology within the pediatric medical market.

                      b. Assist in providing technical contacts that may serve on the Advisory Board.

                      c. Assist in providing business and investor contacts that may make investments in COMPANY.

               4. CONSULTANT'S PERFORMANCE. CONSULTANT agrees to devote a reasonable amount of time to meet the objectives outlined in Paragraph 3. The Company acknowledges that Consultant is not an employee of the Company.

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               5. TERM. The term of this Agreement shall be effective for a period of 9 months from the date of this Agreement unless terminated earlier by fulfillment of the services to be provided.

               6. WARRANTS. Subject to the provisions and upon the terms and conditions set forth herein and in that certain Warrant to Purchase Shares of Common Stock attached as Attachment 1, COMPANY shall grant to Consultant a warrant to purchase up to an aggregate of Eight Hundred Thousand (800,000) shares of Common Stock of COMPANY at the exercise price of $1.50 per share.

               7. TERMINATION UPON BREACH. This Agreement shall be terminated upon material breach of any of the provisions herein, or breach of the material provisions of any and all supplemental agreements which the CONSULTANT and COMPANY may mutually execute.

               8. CONFIDENTIALITY AGREEMENT. CONSULTANT agrees that all information made available to CONSULTANT regarding the products, clients and software systems of COMPANY are confidential and require a high degree of confidentiality so as not to violate the rights of others and to prevent the use thereof for purposes detrimental to the interests of COMPANY and its clients. Such information in any form shall be hereinafter referred to as "INFORMATION." For purposes of this Agreement:

                      a. CONFIDENTIAL INFORMATION means INFORMATION disclosed to or acquired by CONSULTANT while employed by COMPANY, and includes but is not limited to, INVENTIONS, Patent Applications, TRADE SECRETS, any other information of value relating to the business and/or field of interest of COMPANY including information with respect to which COMPANY is under an obligation of confidentiality with any third party. CONFIDENTIAL INFORMATION does not include information that is generally known in the relevant trade or industry or any information known to and freely usable by CONSULTANT before CONSULTANT"S association with COMPANY, provided, however, information for purposes of this Agreement shall be considered CONFIDENTIAL INFORMATION if not known by the trade generally, even though such information has been disclosed to one or more third parties pursuant to distribution agreements, joint research agreements, or other agreements entered into by COMPANY;

                      b. TRADE SECRET(S) means all information, know-how, concepts, data, knowledge, ideas and materials however embodied, relating to the business of COMPANY'S customers which have

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not been released publicly by an authorized representative of COMPANY or have not otherwise lawfully entered the public domain. TRADE SECRETS shall include but are not limited to information, know-how, concepts, data, knowledge, computer programs, ideas and materials relating to COMPANY'S existing and future products, processes, research and development, technology, production costs, contract forms, drawings, designs, plans, proposals, marketing and sales plans and strategies, cost or pricing information, financial information, promotional methods, volume of sales, names or classes of customers and vendors, management procedures, organization charts, and CONSULTANT directories.

               9. PROPRIETARY INFORMATION OF OTHERS. CONSULTANT shall not use or disclose to COMPANY, or induce COMPANY to use, any information, know-how, concepts, data, knowledge, computer programs, ideas or materials, however embodied, with respect to which CONSULTANT is under an obligation of confidentiality to any third party imposed, by law or agreement prior to the date hereof. COMPANY represents and covenants that it will not require CONSULTANT to violate any obligation to, or confidence with, another.

               10. SECRECY AGREEMENT. CONSULTANT acknowledges that he understands the requirement for CONFIDENTIAL INFORMATION to be kept secret and used only as authorized herein. CONSULTANT shall at all times during the period of his association with COMPANY under this agreement and thereafter keep in confidence and trust all CONFIDENTIAL INFORMATION. CONSULTANT shall use CONFIDENTIAL INFORMATION only in the course of performing duties as Consultant and Advisory Board Member for the Company and other duties as assigned by the Company President, and not for unrelated personal gain. CONSULTANT shall not, directly or indirectly, disclose any CONFIDENTIAL INFORMATION to any person, organization or entity, except in the course of performing duties as a CONSULTANT of COMPANY and only in the manner prescribed by COMPANY. CONSULTANT shall abide by those COMPANY policies and regulations established from time to time for the protection of CONFIDENTIAL INFORMATION. During CONSULTANT'S association with COMPANY under this Agreement, and after termination thereof, CONSULTANT shall not directly, or indirectly, either as an CONSULTANT, COMPANY, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any activity of any nature whatsoever, the performance of which would have a reasonable likelihood

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of placing CONSULTANT in conflict with the obligations of confidence and trust regarding CONFIDENTIAL INFORMATION imposed herein.

               11. RETURN OF DOCUMENTS AND MATERIALS. CONSULTANT agrees that all documents, reports, drawings, materials, designs, plans, computer programs, proposals, marketing and sales plans, reproductions, and other documents or things made by CONSULTANT or that come into CONSULTANT'S possession in the course of employment with COMPANY are the property of COMPANY and will not be used by CONSULTANT for any purpose other than the business of COMPANY. CONSULTANT will not deliver, reproduce or in any way allow such documents or things to be delivered or be used by any third parties without specific direction or consent of COMPANY. Upon termination of this Agreement, CONSULTANT will promptly deliver to COMPANY the above documents and materials together with any copies thereof.

               12. NO DISCLOSURE. CONSULTANT agrees not to divulge, disclose, convey or make known to others or any other entity, any such information without the express written consent of the President of HyperBaric Systems first obtained. CONSULTANT further agrees to take all necessary steps to safeguard such information to prevent the unauthorized disclosure thereof.

               13. INJUNCTION. Recognizing that irreparable damage will result to the business of COMPANY in the event of the breach of any of these covenants and assurances by CONSULTANT, the parties hereto agree that if CONSULTANT shall violate the terms of this Agreement, COMPANY shall be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining CONSULTANT and each and every person, firm, association, partnership, company, or corporation concerned therewith, from the continuance of such violation of the terms of this Agreement, and in addition thereto, CONSULTANT shall pay to COMPANY all damages, including reasonable attorneys' fees sustained by COMPANY by reason of the violation of this Agreement. However, in no event shall the total damages exceed the amount paid to CONSULTANT.

               14. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision, or such portion of such provisions as may be necessary, shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be thereafter enforceable, in accordance with its terms.

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               15. SURVIVAL OF WARRANTIES. The representations, warranties, and covenants of the Consultant and Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

               16. NO ASSIGNMENT. Neither the CONSULTANT nor COMPANY may transfer or assign this Agreement, or any right or obligation hereunder, without the prior written consent of the other party. No right or obligation under this Agreement may be waived, modified, or in any respect altered except by written agreement of the parties executed in writing by both parties.

               17. SUCCESSORS AND ASSIGNS. This agreement shall be binding on the heirs, executors, successors and assigns of the parties.

               18. ATTORNEYS FEES. If any action is brought to enforce any obligation created under this Agreement, the Court shall award to the prevailing party, such reasonable fees, costs, and expenses as may have been incurred by such party in enforcing its rights under this Agreement, including without limitation, the fees, costs, and expenses of its attorney for services both before or after litigation is instituted.

               19. ENTIRE AGREEMENT. This Agreement may not be changed except in writing signed by the President of the Company and the CONSULTANT. The validity, performance, construction, and effect of this Agreement shall be governed by the laws of the State of California

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

        "COMPANY"                            "CONSULTANT"

HYPERBARIC SYSTEMS                           DR. LARRY MCCLEARY
1127 Harker Avenue                           1795 Foothills Dr. South
Palo Alto, California 94301                  Golden, Colorado 80401


By:
   --------------------------------
   HARRY MASUDA, PRESIDENT                   DR. LARRY MCCLEARY, CONSULTANT